UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street
Sixteenth Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On September 28, 2006, based on the recommendation of the nominating and corporate governance committee, the Board of Directors of CombinatoRx, Incorporated (the “Company”) adopted a new non-employee director compensation policy (the “Director Compensation Policy”), to replace the Company’s previous non-employee director compensation policy, which went into effect upon the Company’s initial public offering on November 9, 2005.

Under the terms of the Director Compensation Policy, effective October 1, 2006, non-employee directors will each receive an annual cash retainer in the amount of $25,000, payable quarterly, for their service as directors.  Each non-employee director will also receive an annual cash retainer of $5,000, payable quarterly, for each standing committee of the Board of Directors they serve on.   The chairperson of the audit committee will receive an additional $10,000 per year for his or her service and the chairpersons of the compensation committee and the nominating and corporate governance committees each will receive $5,000 per year for his or her service.

Under the terms of the Director Compensation Policy, effective October 1, 2006, non-employee directors will be entitled to receive options under the Company’s Amended and Restated 2004 Incentive Plan to purchase 25,000 shares of Company common stock upon initial election or appointment to the Board of Directors and an annual grant of options to purchase 12,500 shares of Company common stock for service at and after each annual meeting of stockholders. The exercise price of all options granted to non-employee directors may not be less than 100% of the fair market value of the Common Stock on the date of the grant.  All options granted pursuant to the Director Compensation Policy expire ten years after the date of grant and, in the case of grants upon initial election or appointment, become exercisable, 25% on the first anniversary of the date of grant and in increments of 6.25% at the end of each three month period thereafter.  Option grants made pursuant to the Director Compensation Policy on an annual basis will become fully exercisable on the first anniversary of the date of grant.

On September 28, 2006, in order to bring the prior annual option grants to non-employee directors in line with the Director Compensation Policy approved by the Board of Directors, the compensation committee of the Board of Directors, granted non-qualified stock options under the Company’s Amended and Restated 2004 Incentive Plan to Mr. Richard Aldrich, Ms. Barbara Deptula, Mr. Patrick Fortune, Mr. Frank Haydu and Mr. Richard Pops to purchase 6,786 shares of Company common stock at an exercise price of $6.11 per share.  Such options will fully vest on June 1, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

By:	/s/ Robert Forrester
Name:	Robert Forrester
Title:	Executive Vice President,
Chief Financial Officer and Treasurer

Dated:  October 2, 2006